EXHIBIT 4.1

Warrant No.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE, OR TRANSFER.

PARAGON FINANCIAL CORPORATION

STOCK PURCHASE WARRANT

THIS WARRANT is issued this          day of                             , 200    , by PARAGON FINANCIAL CORPORATION, a Delaware corporation (the “Company”), to                             , an individual, and any subsequent assignee or transferee hereinafter referred to collectively as “Holder” or “Holders”.

1. ISSUANCE OF WARRANT. For and in consideration received from Holder, the Company hereby grants to Holder the right to purchase                                  shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”) (the stock referred to as “Warrant Shares”).

2. TERM. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable in whole or in part at any time and from time to time from the date hereof until 5:00 p.m. Ponte Vedra Beach, Florida time on December 31, 2007 (the “Expiration Date”) and shall be void thereafter.

3. PRICE. The Exercise Price per share for which the Warrant Shares may be purchased pursuant to the terms of this Warrant shall be $.05 per share.

4. EXERCISE. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to part or all of the Warrant Shares by surrender of this Warrant, duly completed and executed on behalf of the Holder, at the office of the Company, 2207 Sawgrass Village Drive, Ponte Vedra Beach, FL 32082 Attn: Scott Vining, or at such other address as the Company shall designate in a written notice to the Holder hereof, together with a check acceptable and payable to the Company for the aggregate purchase price of the Warrant Shares so purchased.

Upon exercise of this Warrant as aforesaid, the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on the date of exercise. As promptly as practicable on or after such date, and in any event within ten (10) business days thereafter, the Company shall execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Warrant Shares for which this Warrant is being exercised, in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Warrant Shares, the Company, at its expense, will issue to the Holder a new Warrant covering the number of Warrant Shares with respect to which this Warrant shall not have been exercised, which new Warrant shall be identical to this Warrant except for the number of shares.

5. COVENANTS AND CONDITIONS. The above provisions are subject to the following:

(a) Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities laws (“Blue Sky Laws”). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Warrant Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Company Common Stock issued upon exercise hereof with applicable federal and state securities laws, including compliance with applicable exemptions from the registration requirements of such laws.

(b) The Company covenants and agrees that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefore, be legally and validly issued and outstanding, fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

6. INVESTMENT COVENANT. The Holder by its acceptance covenants that this Warrant is, and the stock to be acquired upon exercise of this Warrant will be, acquired for investment purposes, and that the Holder will not distribute the same in violation of any state or federal law or regulations.

7. TRANSFER OF WARRANT. Subject to the provisions of Section 5, this Warrant may be transferred, in whole or in part, to any person, by presentation of the Warrant to the Company with written instructions for such transfer and by the execution by such transferee of an investment letter in a form reasonably satisfactory to the Company.

8. WARRANT HOLDER NOT SHAREHOLDER. This Warrant does not confer upon the Holder, as such, any right whatsoever as a stockholder of the Company.

9. ADJUSTMENT UPON CHANGES IN COMPANY COMMON STOCK. The number of shares of Common Stock subject to this Warrant and the Exercise Price per share of such shares shall be adjusted by the Company proportionately to reflect changes in the capitalization of the Company as result of any recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares or any other change in the Company’s capital structure which affects holders of Common Stock generally. All adjustments described herein shall be reflected on the Company’s stock warrant ledger and the Holder shall receive written notice thereof.

10. MERGER, SALE OF ASSETS, ETC. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired, there shall be (a) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for in Section 9 hereof), (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (c) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment for other future events as provided in Section 9. The foregoing provisions of this Section 10 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applied after that event, as nearly as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

11. NOTICE OF CERTAIN EVENTS. In case:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of capital stock of any class, or to receive any other rights; or

(b) of any capital reorganization, any reclassification of shares of capital stock of the Company (other than a subdivision or combination of outstanding shares of Common Stock to which Section 9 applies), or any consolidation or merger of the Company or the sale or transfer of all or substantially all of the assets of the Company; or

(c) of any voluntary dissolution, liquidation, or winding up of the Company;

then the Company shall mail (at least ten (10) days prior to the applicable date referred to in subclause (x) or in subclause (y) below, as the case may be), to the Holder at the address set forth in the Company’s stock records, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights are to be determined, or (y) the date on which such reclassification, capital reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up is expected to become effective, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, capital reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up.

IN WITNESS WHEREOF, Paragon Financial Corporation has caused this Warrant to be executed by its duly authorized officer this          day of                     , 200    .

PARAGON FINANCIAL CORPORATION

By:
Name:	Paul K. Danner
Title:	Chairman & CEO

HOLDER:

By:
Printed Name: